UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

SunPower Corporation
(Exact name of registrant as specified in its charter)

001-34166
(Commission File Number)

Delaware	94-3008969
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

1414 Harbour Way South, Suite 1901, Richmond, California 94804
(Address of principal executive offices, with zip code)

(408) 240-5500
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, $0.001 par value per share	SPWR	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On December 8, 2023, SunPower Corporation (the “Company”) entered into an Amendment and Waiver to Credit Agreement (the “Amendment”) amending that certain Credit Agreement, dated as of September 12, 2022, and as amended by the First Amendment to Credit Agreement, dated as of January 26, 2023 (together and as amended, the “Credit Agreement”) by and among the Company, certain of its subsidiaries as guarantors, Bank of America, N.A. (“Bank of America”), BMO Bank, N.A., Citibank, N.A. and JPMorgan Chase Bank, N.A. as the lenders and L/C issuers party thereto (together, the “Existing Lenders”), and Bank of America, as administrative agent. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Amendment.

The Amendment provides for, among other things, (a) a temporary waiver until January 19, 2024 (the “Waiver Period”) of existing and certain anticipated defaults and events of default under the Credit Agreement related to the breach of a financial covenant and a reporting covenant and (b) a commitment by (i) Sol Holding, LLC, as a new lender, to provide $25 million of new revolving commitments and (ii) the Existing Lenders to provide access to $25 million of existing revolving commitments. During the Waiver Period, the Company is subject to additional affirmative and negative covenants including, among others, (1) a requirement to deliver updated budgets every four weeks and variance reporting weekly (subject to certain permitted variances) and to use proceeds of the loans in accordance with the budget, (2) a covenant limiting material changes to the compensation of officers and directors and (3) additional limitations on debt incurrence, investments in non-loan parties and unrestricted subsidiaries and junior debt payments. After giving effect to the Amendment, revolving credit capacity under the Credit Agreement will be limited to $50 million and the Company may not issue any new letters of credit or incur swingline loans or incremental facilities pursuant to the Credit Agreement.

The foregoing description of the Amendment does not purport to be complete and is qualified in its entirety by the full text of the Amendment, which will be filed as an exhibit to the Company’s quarterly report on Form 10-Q for the quarter ended October 1, 2023.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The discussion in Item 1.01 is incorporated herein by reference.

Item 8.01.	Other Events.

Subsequent to entering into the Amendment, the Company plans to continue negotiating the terms and conditions of the Credit Agreement with Bank of America, the administrative agent and collateral agent for the lenders, which could include further consents or waivers to provide a longer term solution to address covenants and available borrowings under the Credit Agreement. There can be no assurance that such further consents or waivers will be obtained.

Caution Regarding Forward-Looking Statements

This Current Report on Form 8-K includes information that constitutes forward-looking statements. Forward-looking statements often address expected future business and financial performance, and often contain words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” or “will.” By their nature, forward-looking statements address matters that are subject to risks and uncertainties. Any such forward-looking statements may involve risk and uncertainties that could cause actual results to differ materially from any future results encompassed within the forward-looking statements. All statements, other than statements of historical fact, are forward-looking statements. Examples of such forward-looking statements include, but are not limited to, statements regarding the Company’s ability to continue negotiations surrounding the Credit Agreement and obtain any additional waivers and consents under the Credit Agreement, and the timing and outcome thereof. Factors that could cause or contribute to such differences include, but are not limited to, the Company’s ability to obtain waivers and consents under our Credit Agreement, and the timing and outcome thereof; our ability to comply with debt covenants or cure any defaults; our ability to repay our obligations as they come due; and the risks and other important factors discussed under the caption “Risk Factors” in the Company’s Annual Report on Form 10-K for the fiscal year ended January 1, 2023, and the Company’s other filings with the SEC. These forward-looking statements should not be relied upon as representing the Company’s views as of any subsequent date, and the Company is under no obligation to, and expressly disclaims any responsibility to, update or alter its forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by applicable law.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNPOWER CORPORATION

December 11, 2023	By:	/S/ ELIZABETH EBY
	Name:	Elizabeth Eby
	Title:	Executive Vice President and Chief Financial Officer